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                                                                 Exhibit (14)(b)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated December 18, 2003 and December 22, 2003, relating to the financial statements and financial highlights which appear in the October 31, 2003 Annual Reports to Shareholders of MainStay International Bond Fund and MainStay Global High Income Fund (formerly MainStay Global High Yield fund) (the "Funds"), respectively, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Financial Highlights" in such Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in the Funds' N-1A Registration Statement dated March 1, 2004, which is incorporated by reference in the N-14 Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
October 28, 2004